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                                                                    Exhibit 99.2

                     [LETTERHEAD OF HOULIHAN LOKEY HOWARD
                       & ZUKIN FINANCIAL ADVISORS, INC.]

February 26, 2000


Ladies & Gentlemen:

We hereby consent to (i) the use of our opinion letter to the Board of Directors of SCI Financial Group, Inc. (the "Company") dated November 28, 2000, to be included as Appendix D to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of the Company and Ragen MacKenzie Group, Inc., a wholly-owned subsidiary of Wells Fargo & Company and (ii) the references to our firm and to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very Truly Yours,

/s/ HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.